Exhibit 5
                           [Monsanto Company Letterhead]




                                January 21, 2005

  Monsanto Company
  800 N. Lindbergh Boulevard
  St. Louis, Missouri 63167
  Phone (314) 694-1000


  Ladies and Gentlemen:

  As Executive Vice President, Secretary and General Counsel of Monsanto Company, a Delaware Corporation having its general offices at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 (the "Company"), I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended. The Registration Statement relates to 12,000,000 shares of the Company's Common Stock $.01 par value, authorized for delivery to certain participants under the Monsanto Company 2005 Long-Term Incentive Plan, including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan (the "Plans").

  I am also familiar with the Company's Amended and Restated Certificate of Incorporation and its Amended and Restated By-Laws as now in effect, and with all corporate and other proceedings taken by the Company's Board of Directors relative to the authorization of the Plans, including the proposed delivery of up to 12,000,000 shares of Common Stock thereunder.

  It is my opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Delaware; that the Plans, including the proposed delivery of up to 12,000,000 shares of Common Stock thereunder, have been duly authorized by appropriate corporate action of the Company; and that the aforesaid 12,000,000 shares of Common Stock, when delivered pursuant to the provisions of the Plans, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

  I hereby consent to the filing of this opinion as an exhibit to and references to this opinion in said Registration Statement and to its use in connection therewith. My consent is not an admission that the consent is required by
  Section 7 of the Securities Act of 1933.

                                     Very truly yours,



                                    /s/ Charles W. Burson
                                    -----------------------------------------
                                    Charles W. Burson
                                    Executive Vice President, Secretary and
                                    General Counsel, Monsanto Company